Exhibit 99.2 Q4 and Fiscal Year 2019 Letter to Shareholders

Q4 and Fiscal Year 2019 Highlights:

- In Q4'19, we delivered $432.1 million in net revenue, representing 35.8% year-over-year growth, $7.2 million in net income, and $6.4 million in adjusted EBITDA.[1]
- We grew our active client count to 3.2 million as of August 3, 2019, an increase of 494,000 or 18.0% year over year.
- For the fiscal year ended August 3, 2019, we delivered $1,577.6 million in net revenue, representing 28.6% year-over-year growth, $36.9 million in net income, and $39.6 million in adjusted EBITDA.[1] We achieved these results as we continued to invest in category expansion, technology talent, and marketing.
- We introduced a direct-buy functionality for clients through Shop New Colors to enhance our ability to serve clients and increase our share of wallet. We also recently began testing Shop Your Looks for clients to purchase complementary products, another extension of this functionality.
- We leveraged our Style Shuffle platform and strengthened inventory assortment to deliver greater personalization both within and across client cohorts.
- We continued to drive fast payback on our marketing spend and see further opportunity to expand our diverse client base, and provide one-time, supplemental performance disclosures demonstrating these abilities.

Q4 and Fiscal Year 2019 Key Results:

Active Clients (000s)


1,647
2,194
2,742
3,236
FY'16
FY'17
FY'18
FY'19

Net Revenue ($M)


$977.1
$1,226.5
$1,577.6
$318.3
$432.1
FY'17
FY'18
FY'19
Q4'18
Q4'19

Net Income ($M)


($.6)
$44.9
$36.9
$18.3
$7.2
FY'17
FY'18
FY'19
Q4'18
Q4'19

Adjusted EBITDA ($M)[1]


$60.6
$53.6
$39.6
$11.1
$6.4
FY'17
FY'18
FY'19
Q4'18
Q4'19

---

[1] We define adjusted EBITDA as net income excluding interest income, other income, net, provision for income taxes, depreciation and amortization, and, when present, the remeasurement of preferred stock warrant liability. For more information regarding adjusted EBITDA and the other non-GAAP financial measures discussed in this letter, please see the reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements included at the end of this letter.

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Dear Shareholder:

We are pleased to share our results for Q4 and fiscal year 2019, which ended August 3, 2019. As of the end of Q4'19, we served 3.2 million active clients, an 18.0% increase year over year, and grew net revenue to $432.1 million in Q4'19, a 35.8% increase year over year. We also generated net income of $7.2 million, diluted earnings per share of $0.07, and adjusted EBITDA of $6.4 million in Q4'19.

For fiscal year 2019, we generated net revenue of $1,577.6 million, a 28.6% increase year over year. We also generated net income of $36.9 million, diluted earnings per share of $0.36, and adjusted EBITDA of $39.6 million.

As we look back on our fourth quarter and full year, we're proud of our ability to balance strong revenue growth and profitability while making strategic investments to drive further growth in the quarters ahead.

Q4'19 Highlights

ACTIVE CLIENTS

3.2 million

18.0% YoY growth

NET REVENUE

$432.1 million

35.8% YoY growth

GROSS PROFIT

$190.4 million

44.1% of net revenue

NET INCOME

$7.2 million

1.7% of net revenue

ADJUSTED EBITDA

$6.4 million

1.5% of net revenue

Q4'19 Business Highlights:

We introduced a direct-buy functionality for clients through Shop New Colors to enhance our ability to serve clients and increase our share of wallet. We also recently began testing Shop Your Looks for clients to purchase complementary products, another extension of this functionality.

In Q4'19, we introduced our new direct-buy functionality, which enables clients to choose and purchase items outside of a Fix directly from our website. One of these offerings, Shop New Colors, was introduced to our adult U.S. clients during the quarter, allowing them to buy previously purchased items in new colors, prints, and sizes. Clients can request these items on our app or website, and the items are then delivered directly without a styling fee. We are excited to offer clients more of the pieces they love in a personalized and convenient manner, and have been pleased with the early engagement and positive client feedback.

We also began applying this direct-buy functionality to test a new offering called Shop Your Looks with our Women's U.S. clients. What's unique about the offering is that it is curated and personalized to every client. It is based on items that clients have already purchased from us, and presents a highly personalized subset of algorithmically generated items, delivered to clients in the form of shoppable styling recommendations for pieces already in their closets. While we have tens of thousands of items available in our assortment that we could show, we are so confident in our personalization capabilities that we choose to only show clients an average of 30 to 40 shoppable items at one time.

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Through this highly personalized and curated experience, we’ve been pleased to see that over just a brief, eight-week beta test period, over one third of clients that purchase through Shop Your Looks engage with us multiple times, and approximately 60% of clients who buy through the offering purchase two items or more. Seeing these results demonstrates the tremendous opportunity to extend our personalization platform in new and incremental ways. We believe this direct-buy functionality has the potential to drive further engagement between Fixes, increase our ability to serve clients well and gain greater share of wallet, while also providing new entry points into our business. We leveraged our Style Shuffle platform and strengthened inventory assortment to deliver greater personalization both within and across client cohorts. Evolution of Style Shuffle We’ve begun using Style Shuffle, an interactive platform designed to engage clients and collect actionable feedback, to fuel strategic decisions across our business. In prior quarters, we incorporated Style Shuffle data into match scores and leveraged it to better pair clients with stylists. Most recently, we began integrating Style Shuffle data into our styling application to improve our recommendations. Specifically in Q4’19, we’ve translated these ratings into visual galleries that provide stylists with greater visibility into each client’s style preferences. Since adding visual style galleries into our styling platform, we’ve increased the number of items purchased per Fix, average order value, and client satisfaction. To date, we’ve integrated visual galleries for Women’s clients and plan to expand to other categories over time to deliver enhanced personalization and client outcomes. Over time, we see multiple end uses for the Style Shuffle platform that include informing our merchandise buys, testing new styles, and further personalizing our marketing campaigns. Investing in Inventory Breadth Throughout fiscal 2019, we broadened our inventory assortment to support our growing and diverse client base. We grew the number of brands we shipped to Women’s clients by nearly 50% and expanded the number of Women’s styles we offer by nearly 70% over the last two fiscal years, which allowed us to further penetrate our addressable market and serve more clients. We also grew our assortment of items with distinct end uses such as workwear, special occasion, and casual wear more than five fold since 2017, enabling us to better serve our clients’ diverse needs and drive greater share of wallet. In Men’s, we also expanded our assortment of brands, styles, and end uses. In activewear specifically, we doubled the number of products and brands over the last year to more closely align with clients’ style and fit preferences. Even while making these investments, we continued to quickly turn our inventory at a rate of more than six times annually. Over time, we plan to use data science to inform even more of our inventory decisions, enabling us to enhance our assortment, better serve clients, and capture greater wallet share. 4

Strengthened Data Science and Inventory Bolsters Personalization

As we enhance and scale our data science capabilities and strengthen our inventory assortment, we have driven higher success rates of items between the first, second, and third Fixes of a client's journey with us, as well as across cohorts. As our offering has evolved, we've moved beyond our traditional five-item Fix through initiatives including Kids, Extras, and Shop New Colors. For this reason, one measure we use to analyze our ability to personalize over time is our inventory's "success rate", or the percentage of time a given item is purchased by a client. Success rate helps us track purchase trends across our Women's, Men's, and Kids categories, regardless of the number of items that are included in a given Fix.

The following chart reflects the success rate of items sent to clients who checked out their first Fix between July 30, 2017 and July 28, 2018 (FY'18 cohort) and between July 29, 2018 and August 3, 2019 (FY'19 cohort).

As we continue to acquire new clients, it is important for us to learn quickly, provide highly personalized recommendations, and deliver a great client experience. The chart demonstrates that in both FY'18 and FY'19 cohorts, our average success rates increased across the first, second, and third Fixes. Specifically, for clients in the FY'18 cohort, we increased success rates between their first and second Fix by 8% and between their first and third Fix by 14%. In our FY'19 cohort, we continued to increase success rates between the first, second, and third Fixes.

In addition to illustrating our success within a cohort (Fix 1 relative to Fix 2 and Fix 3), the chart also highlights our strengthened personalization capabilities across cohorts (FY'18 vs. FY'19 cohort). Specifically, success rates of items sent in the first, second, and third Fixes of our FY'19 cohort grew by 17%, 19%, and 21%, respectively, relative to the first Fix in our FY'18 cohort.

Indexed Success Rates by Cohort and Fix Tenure


100%
108%
114%
117%
119%
121%
FY'18 Cohort Fix 1
FY'18 Cohort Fix 2
FY'18 Cohort Fix 3
FY'19 Cohort Fix 1
FY'19 Cohort Fix 2
FY'19 Cohort Fix 3

Note: Includes Women's, Men's, and Kids categories in the U.S. and U.K., as well as Extras. Excludes Shop New Colors. Source: Internal company data.

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Supplemental Performance Disclosures:

We continued to generate fast payback on our marketing investments.

Our success in acquiring high-quality clients gives us greater confidence in our marketing strategy and our ability to drive fast paybacks. One way we measure payback is by analyzing cumulative gross profit generated by a given cohort relative to advertising spent in the quarter we acquired those clients.

The chart below shows our quick payback and high return on advertising investment for four different cohorts and how this return increased for cohorts with longer tenures. Specifically, the chart reflects the cumulative gross profit generated by clients who checked out their first Fix between October 29, 2017 and January 27, 2018 (Q2'18 cohort), January 28, 2018 and April 28, 2018 (Q3'18 cohort), April 29, 2018 and July 28, 2018 (Q4'18 cohort), and July 29, 2018 and October 27, 2018 (Q1'19 cohort).

We determine the marketing payback ratio for a cohort by dividing their cumulative gross profit by the corresponding quarterly advertising spend. The chart below demonstrates how we continue to drive near-term payback on marketing spend and that the marketing payback ratio grows as clients engage with us over time.

- In Q1'19, we spent $39 million on advertising to attract clients who, as of Q4'19, have already generated $94 million of cumulative gross profit in the three quarters since they joined, reflecting a marketing payback ratio of 2.4x.
- In Q4'18, we spent $29 million on advertising to attract clients who have generated $80 million of cumulative gross profit in the four quarters since they joined, reflecting a marketing payback ratio of 2.8x.
- In Q3'18, we spent $25 million on advertising to attract clients who have generated $104 million of cumulative gross profit in the five quarters since they joined, reflecting a marketing payback ratio of 4.1x.
- In Q2'18, we spent $20 million on advertising to attract clients who have generated $85 million of cumulative gross profit in the six quarters since they joined, reflecting a marketing payback ratio of 4.3x.

Cumulative Gross Profit Payback on Marketing Spend



2.4x
2.8x
4.1x
4.3x
Q1'19 Cohort
Q4'18 Cohort
Q3'18 Cohort
Q2'18 Cohort

Full Quarters after First Fix [1]	**3**	**4**	**5**	**6**
Cumulative Gross Profit [2,3]	$94	$80	$104	$85
Advertising Spend [4]	$39	$29	$25	$20

Note: Dollars in millions. Includes Women's, Men's, and Kids categories in the U.S., as well as Extras. Excludes Shop New Colors. Source: Internal company data.

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[1] *Cohorts comprise clients who checked out their first Fix at any time during the quarter indicated. Full Quarters after First Fix represents the number of fiscal quarters completed after the end of the cohort quarter indicated.*

[2] *Cumulative gross profit is defined as the cumulative net revenue from a cohort of clients beginning the day each client checked out their first Fix through August 3, 2019, multiplied by the quarterly gross margin from the quarter in which those clients checked out their first Fix. Net revenue in this analysis excludes revenue from styling fees, deductions for estimated refunds, gift card redemptions, referral credit adjustments and clearance sales, but includes sales taxes. We use this methodology because our accounting systems do not currently enable us to report GAAP revenue on a client-by-client or cohort basis. Cohort revenue may be impacted by fluctuations in the size of these excluded or included items that would not be reflected in a corresponding GAAP revenue analysis. Cumulative gross profit may vary based on timing of when first Fix checkouts occurred within a particular quarter (for example, if such checkouts were more heavily weighted toward the beginning of a quarter, cumulative gross profit may be higher).*

[3] *Gross margin fluctuations may affect each cohort's actual cumulative gross profit. For reference, gross profit margins during the periods reflected above were 44.1% in Q4'19, 45.1% in Q3'19, 44.1% in Q2'19, 45.1% in Q1'19, 44.4% in Q4'18, 43.6% in Q3'18, and 43.0% in Q2'18.*

[4] *Advertising spend reflects the total advertising spend during the fiscal quarter in which clients in a given cohort checked out their first Fix. Timing of advertising spend across quarters may impact payback ratios for cohorts.*

We have a diverse client base, demonstrating our ability to serve clients across all age groups.

We have clients across a diverse and fairly evenly distributed age range, which we believe demonstrates that our personalization service resonates with clients of all ages. In the chart below, we show various age segments of our active client base as of August 3, 2019, excluding our Kids category. We believe that this diversity provides significant growth opportunities across all age groups.

Diversified Active Client Base


24%
26%
32%
19%
50+
40-49
30-39
Under 30
% of Active Clients (excluding Kids)

Note: Includes Women's and Men's categories in the U.S. and U.K. Excludes Kids and Shop New Colors. Active client balance as of August 3, 2019. Source: Internal company data based on self-reported client information.

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Q4 and Fiscal Year 2019 Financial Highlights:

Our Q4’19 and fiscal year 2019 results demonstrate our ability to execute on our investments while successfully balancing growth and profitability. In both periods, we successfully grew net revenue by more than 25% year over year, while we self-funded investments in existing and new categories, gained efficiencies, and drove profitability and free cash flow.

Active Clients


ACTIVE CLIENTS (000s)
2,742
2,930
2,961
3,133
3,236
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19

We grew our active client count to 3.2 million as of August 3, 2019, an increase of 494,000 clients and 18.0% year over year. We define an active client as a client who checked out a Fix or was shipped an item using our new direct-buy functionality in the preceding 12-month period (52 weeks), measured as of the last day of that period. A client checks out a Fix when he or she indicates which items he or she is keeping through our mobile app or website. We consider each Men’s, Women’s or Kids account as a client, even if they share the same household.

Net Revenue


NET REVENUE ($M)[2]
$318.3
$366.2
$370.3
$408.9
$432.1
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19

In Q4’19, we grew net revenue to $432.1 million, compared to $318.3 million in Q4’18, an increase of 35.8% year over year. For fiscal year 2019, we generated $1,577.6 million of net revenue, an increase of 28.6% year over year. Our performance for the quarter and fiscal year was driven by increases in both active clients and net revenue per active client.

As a reminder, fiscal year 2019 is a 53-week year with Q4’19 consisting of 14 weeks. Our revenue includes the benefit of the extra week in both periods.

Net revenue per active client for the period ended August 3, 2019 was $488, an increase of 9.0% compared to the prior year. This represented our fifth consecutive quarter of net revenue per active client growth, driven primarily by healthy growth in our Women’s category as well as continued success in our strategic initiatives. Note that the net revenue in this calculation benefits from the extra week in FY’19, which increased net revenue growth by approximately 2.5% in the year, and net revenue per active client growth by approximately 2.0%. As described above, active client count is measured on a 52-week basis.

Gross Margin


GROSS MARGIN (%)
44.5%
43.7%
44.6%
44.4%
44.1%
FY'17
FY'18
FY'19
Q4'18
Q4'19

Q4’19 gross margin was 44.1%, compared to 44.4% in Q4’18, a decrease of 30 basis points. This decline was largely driven by an increase in inventory reserves year over year.

Gross margin for fiscal year 2019 was 44.6%, compared to 43.7% for fiscal year 2018, an increase of 90 basis points. This increase was primarily attributable to a reduction in our clearance levels due to improved inventory management, as well as a reduction in shrink expense.

[2] Discounts, sales tax, and estimated refunds are deducted from revenue to arrive at net revenue.

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Selling, General & Administrative Expenses SG&A (%) Q4’19 SG&A was $188.6 million, or 43.7% of net revenue, compared to 43.7% Q4’18 SG&A of $133.3 million, or 41.9% of net revenue, an increase of 43.1% 41.9% 180 basis points. For fiscal year 2019, SG&A was $679.6 million, or 41.2% 43.1% of net revenue, compared to $493.0 million and 40.2% of net 40.2% revenue for fiscal year 2018, an increase of 290 basis points. Increases in both Q4’19 and fiscal year 2019 were driven by our FY'17 FY'18 FY'19 Q4'18 Q4'19 investments in technology talent and the associated stock-based compensation expenses, as well as investments in marketing and our recent U.K. launch and expansion. These increases were partially offset by lower variable labor costs resulting from greater efficiencies in our warehouse and styling operations. Advertising. We continue to make strategic and measured marketing investments. Q4’19 advertising expense increased year over year to $39.0 million from $28.9 million in Q4’18. Advertising as a percentage of net revenue was 9.0% in Q4’19 compared to 9.1% in the same period in the prior year. Fiscal year 2019 advertising expense was $152.1 million or 9.6% of revenue, compared to $102.1 million or 8.3% of revenue in fiscal year 2018.3 Net Income and Earnings Per Share NET INCOME (LOSS) ($M) Q4’19 net income was $7.2 million, or 1.7% of net revenue, compared $44.9 to Q4’18 net income of $18.3 million, or 5.7% of net revenue, a decline $36.9 of 400 basis points. Q4’19 diluted earnings per share and non-GAAP $18.3 diluted earnings per share were $0.07. In Q4’18 diluted earnings per $7.2 share was $0.18 and non-GAAP diluted earnings per share was $0.17. ($.6) In fiscal year 2019, we generated net income of $36.9 million, or 2.3% FY'17 FY'18 FY'19 Q4'18 Q4'19 of net revenue, and diluted earnings per share and non-GAAP diluted earnings per share of $0.36. In fiscal year 2018, we generated net income of $44.9 million, diluted earnings per share of $0.34, and non- GAAP diluted earnings per share of $0.39.4,5 3 Advertising expenses include the costs associated with the production of advertising, television, radio and online advertising. 4 All earnings per share figures reflect amounts attributable to common stockholders. 5 We define non-GAAP EPS attributable to common stockholders - diluted as EPS attributable to common stockholders - diluted excluding, when present, the per share impact of the remeasurement of preferred stock warrant liability and the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. 9

Adjusted EBITDA ADJUSTED EBITDA ($M)6 Q4’19 adjusted EBITDA was $6.4 million, or 1.5% of net revenue, compared to Q4’18 adjusted EBITDA of $11.1 million, or 3.5% of net $60.6 $53.6 revenue, a decrease of 200 basis points. This was primarily the result of $39.6 higher fixed payroll and stock-based compensation expenses during the period. $11.1 $6.4 In fiscal year 2019, we generated adjusted EBITDA of $39.6 million, or FY'17 FY'18 FY'19 Q4'18 Q4'19 2.5% of net revenue, compared to fiscal year 2018 adjusted EBITDA of $53.6 million, or 4.4% of net revenue, a decrease of 190 basis points. This decrease was driven by our investments in marketing, talent across our data science organization, and in support of our recent U.K. launch. Note that we include stock-based compensation expense in our Q4 and fiscal year 2019 adjusted EBITDA calculation. As we’ve mentioned in the past, stock-based compensation is an important lever for us as we continue to invest in growing our data science and engineering teams. As we look ahead, we continue to recognize the need to balance the ongoing importance of stock-based compensation, while driving leverage in our business. At the same time, we recognize that comparable companies exclude stock-based compensation in adjusted EBITDA as companies use options and RSUs as a tool to attract talent in a competitive market. As a result, we will begin providing EBITDA both including and excluding the impact of stock-based compensation (SBC) in FY’20. Going forward, adjusted EBITDA will exclude stock based compensation expense while EBITDA will include it. Inventory and Free Cash Flow In fiscal year 2019, we delivered inventory growth faster than net For more information regarding the non- revenue growth as we invested in breadth to better serve our diverse GAAP financial measures discussed in this client base. In addition, we drove inventory turns at a rate of more than letter, please see "Non-GAAP Financial Measures," below, including the six times annually. These results are a testament to the health of our reconciliations of our non-GAAP measures inventory and the strength of our algorithms that support our buying, to their most directly comparable GAAP allocation, and styling activities. Our capital-light business model has financial measures included at the end of this letter. also allowed us to generate strong free cash flow even as we invest in new merchandise offerings and expand our client base through category expansions. In fiscal year 2019, our capital expenditures totaled $30.8 million, or 2.0% of net revenue, while we generated free cash flow of $47.8 million.7 6 We define adjusted EBITDA as net income excluding interest income, other income, net, provision for income taxes, depreciation and amortization, and, when present, the remeasurement of preferred stock warrant liability. 7 We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities. 10

Guidance:

Our financial outlook for Q1'20, which ends on November 2, 2019, is as follows:

	Q1'20	
Net Revenue	\$438 – \$442 million	20% – 21% YoY growth
EBITDA [8]	\$(7) – \$(4) million	(1.6)% – (0.9)% margin
Adj. EBITDA (ex. SBC) [9]	\$6 – \$9 million	1.4% – 2.0% margin

We've planned Q1'20 softer than our full-year growth for two reasons. First, we've had greater success this year with summer products that carry lower average unit retails and average order values. Second, we spent less on marketing in late Q4'19, which meant we had fewer clients to contribute to revenue at the start of Q1'20. Our guidance reflects continued momentum in our revenue per client growth, which was 9% in Q4'19, and consistent client count growth, which was 18% year over year in Q4'19.

Our Q1'20 EBITDA range includes SBC cost of \$13 million as well as planned investments in marketing and the U.K., resulting in adjusted EBITDA excluding SBC in the range of \$6 to \$9 million. Looking ahead to Q2'20, we expect EBITDA to return to positive levels.

Our financial outlook for fiscal year 2020, which ends on August 1, 2020, is as follows:

	Fiscal Year 2020	
Net Revenue	\$1.90 – \$1.93 billion	20.5% – 22.5% YoY growth vs. 53 weeks
		23% – 25% YoY growth vs. 52 weeks
EBITDA [8]	\$10 – \$30 million	0.5% – 1.6% margin
Adj. EBITDA (ex. SBC) [9]	\$85 – \$105 million	4.5% – 5.4% margin

As a reminder, fiscal year 2019 was a 53-week year, which added approximately 2.5% to revenue growth in fiscal year 2019. In fiscal year 2020, we return to a 52-week year. For this reason, revenue growth comparisons between FY'20 (52 weeks) and FY'19 (53 weeks) will be negatively impacted by approximately 2.5% in FY'20. Therefore, on a 52-week basis, our full year guidance range reflects growth of 23% – 25%.

[8] *EBITDA in this outlook is defined as net income excluding interest income, other income, net, provision for income taxes, depreciation and amortization.*

[9] *Adjusted EBITDA (ex. SBC) in this outlook is defined as net income excluding interest income, other income, net, provision for income taxes, depreciation, amortization and stock-based compensation expense.*

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Our FY’20 EBITDA guidance includes plans to invest aggressively in our data science and engineering teams and continue to strengthen our competitive capabilities, as reflected in an SBC estimate of $75 million in our FY’20 guidance and the adjusted EBITDA (ex. SBC) range listed above. By comparison, last year’s adjusted EBITDA (ex. SBC) was $75 million. We have not reconciled our EBITDA and adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net, and provision for (benefit from) income taxes, which are reconciling items between our EBITDA and adjusted EBITDA metric and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). Closing We will host a conference call and earnings webcast at 2:00pm Pacific MEDIA CONTACT time/5:00pm Eastern time today to discuss these results. Interested media@stitchfix.com parties can access the call by dialing 800-458-4121 in the U.S. or 786- 789-4772 internationally, using conference code 6009320. A live INVESTOR RELATIONS CONTACT ir@stitchfix.com webcast will also be available on Stitch Fix’s investor relations website at investors.stitchfix.com. Thank you for taking the time to read our letter, and we look forward to your questions on our call this afternoon. Sincerely, Katrina Lake, Founder and CEO Mike Smith, President and COO Paul Yee, CFO 12

Stitch Fix, Inc. Condensed Consolidated Balance Sheets (Unaudited) (In thousands, except share and per share amounts) August 3, 2019 July 28, 2018 Assets Current assets: Cash and cash equivalents $ 170,932 $ 297,516 Restricted cash — 250 Short-term investments 143,276 — Inventory, net 118,216 85,092 Prepaid expenses and other current assets 49,980 34,148 Total current assets 482,404 417,006 Long-term investments 53,372 — Property and equipment, net 54,888 34,169 Deferred tax assets 22,175 14,107 Restricted cash, net of current portion — 12,600 Other long-term assets 3,227 3,703 Total assets $ 616,066 $ 481,585 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 90,883 $ 79,782 Accrued liabilities 69,734 43,037 Gift card liability 7,233 6,814 Deferred revenue 11,997 8,870 Other current liabilities 2,784 3,729 Total current liabilities 182,631 142,232 Deferred rent, net of current portion 24,439 15,288 Other long-term liabilities 12,996 8,993 Total liabilities 220,066 166,513 Stockholders’ equity: Class A common stock, $0.00002 par value 1 1 Class B common stock, $0.00002 par value 1 1 Additional paid-in capital 279,511 235,312 Accumulated other comprehensive income (187) — Retained earnings 116,674 79,758 Total stockholders’ equity 396,000 315,072 Total liabilities and stockholders’ equity $ 616,066 $ 481,585 13

Stitch Fix, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited) (In thousands, except share and per share amounts) For the Three Months Ended For the Fiscal Year Ended August 3, 2019 July 28, 2018 August 3, 2019 July 28, 2018 Revenue, net $ 432,149 $ 318,295 $ 1,577,558 $ 1,226,505 Cost of goods sold 241,785 176,877 874,429 690,483 Gross profit 190,364 141,418 703,129 536,022 Selling, general, and administrative expenses 188,610 133,302 679,634 492,998 Operating income 1,754 8,116 23,495 43,024 Remeasurement of preferred stock warrant liability — — — (10,685) Interest income (1,759) (757) (5,791) (904) Other income, net (571) (3) (1,535) (100) Income before income taxes 4,084 8,876 30,821 54,713 Provision (benefit) for income taxes (3,095) (9,408) (6,060) 9,813 Net income $ 7,179 $ 18,284 $ 36,881 $ 44,900 Other comprehensive income: Change in unrealized gain on available-for-sale securities, net of tax 229 — 391 — Foreign currency translation (507) — (578) — Total other comprehensive income (loss), net of tax (278) — (187) — Comprehensive income $ 6,901 $ 18,284 $ 36,694 $ 44,900 Net income attributable to common stockholders: Basic $ 7,179 $ 18,244 $ 36,863 $ 35,541 Diluted $ 7,179 $ 18,246 $ 36,864 $ 27,285 Earnings per share attributable to common stockholders: Basic $ 0.07 $ 0.19 $ 0.37 $ 0.47 Diluted $ 0.07 $ 0.18 $ 0.36 $ 0.34 Weighted-average shares used to compute earnings per share attributable to common stockholders: Basic 101,111,138 98,019,577 100,013,462 75,947,759 Diluted 104,190,711 102,782,006 103,653,626 81,288,418 14

Stitch Fix, Inc. Condensed Consolidated Statements of Cash Flow (Unaudited) (In thousands) For the Fiscal Year Ended August 3, 2019 July 28, 2018 Cash Flows from Operating Activities Net income $ 36,881 $ 44,900 Adjustments to reconcile net income to net cash provided by operating activities: Deferred income taxes (8,203) 6,588 Remeasurement of preferred stock warrant liability — (10,685) Inventory reserves 7,974 1,916 Stock-based compensation expense 35,256 15,403 Depreciation, amortization, and accretion 14,331 10,542 Loss on disposal of property and equipment 148 155 Change in operating assets and liabilities: Inventory (41,233) (19,416) Prepaid expenses and other assets (16,831) (17,307) Accounts payable 10,774 35,502 Accrued liabilities 22,856 (3,595) Deferred revenue 3,325 1,720 Gift card liability 825 1,624 Other liabilities 12,491 4,831 Net cash provided by operating activities 78,594 72,178 Cash Flows from Investing Activities Purchases of property and equipment (30,825) (16,565) Purchases of securities available-for-sale (285,205) — Sales of securities available-for-sale 10,596 — Maturities of securities available-for-sale 80,250 — Net cash used in investing activities (225,184) (16,565) Cash Flows from Financing Activities Proceeds from initial public offering, net of underwriting discounts paid — 129,046 Proceeds from the exercise of stock options, net 13,693 6,384 Payments for tax withholding related to vesting of restricted stock units (6,748) (596) Repurchase of Class B common stock related to early exercised options — (39) Net cash provided by financing activities 6,945 134,795 Net increase (decrease) in cash, cash equivalents, and restricted cash (139,645) 190,408 Effect of exchange rate changes on cash 211 — Cash, cash equivalents, and restricted cash at beginning of period 310,366 119,958 Cash, cash equivalents, and restricted cash at end of period $ 170,932 $ 310,366 Components of Cash, Cash Equivalents, and Restricted Cash Cash and cash equivalents $ 170,932 $ 297,516 Restricted cash – current portion — 250 Restricted cash – long-term portion — 12,600 Total cash, cash equivalents, and restricted cash $ 170,932 $ 310,366 Supplemental Disclosure Cash paid for income taxes $ 966 $ 10,071 Supplemental Disclosure of Non-Cash Investing and Financing Activities: Purchases of property and equipment included in accounts payable and accrued liabilities $ 5,272 $ 795 Capitalized stock-based compensation $ 1,789 $ 883 Vesting of early exercised options $ 209 $ 988 Conversion of preferred stock upon initial public offering $ — $ 42,222 Reclassification of preferred stock warrant liability upon initial public offering $ — $ 15,994 Deferred offering costs paid in prior year $ — $ 1,879 15

Non-GAAP Financial Measures We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. Management believes that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income and earnings per share (“EPS”) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. Management also believes that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies. For instance, we have not historically excluded stock-based compensation expense from adjusted EBITDA or non-GAAP net income. Stock-based compensation is an important part of how we attract and retain our employees. However, to align more closely with our peers and balance the ongoing importance of stock-based compensation with driving continued leverage in our business, we will begin providing adjusted EBITDA both including and excluding the impact of stock-based compensation in fiscal year 2020. Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include: • our non-GAAP net income and non-GAAP EPS attributable to common stockholders – diluted measures exclude the impact of the remeasurement of our net deferred tax assets following the adoption of the Tax Cuts and Jobs Act (“Tax Act”); • our non-GAAP net income, adjusted EBITDA and non-GAAP EPS attributable to common stockholders – diluted measures exclude the remeasurement of the preferred stock warrant liability, which is a non-cash expense incurred in the periods prior to the completion of our initial public offering; • adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future; • adjusted EBITDA does not reflect our tax provision, which reduces cash available to us; • adjusted EBITDA excludes interest income and other income, net, as these items are not components of our core business; • beginning in fiscal year 2020, adjusted EBITDA (ex. SBC) excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; and • free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments. 16

We define adjusted EBITDA as net income excluding interest income, other income, net, provision for income taxes, depreciation and amortization, and, when present, the remeasurement of preferred stock warrant liability. The following table presents a reconciliation of net income, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented: For the Three Months Ended For the Fiscal Year Ended (in thousands) August 3, 2019 July 28, 2018 July 29, 2017 August 3, 2019 July 28, 2018 July 29, 2017 Adjusted EBITDA reconciliation: Net income $ 7,179 $ 18,284 $ (4,507) $ 36,881 $ 44,900 $ (594) Add (deduct): Interest income (1,759) (757) (17) (5,791) (904) (42) Other income, net (571) (3) — (1,535) (100) — Provision (benefit) for income taxes (3,095) (9,408) 1,360 (6,060) 9,813 13,395 Depreciation and amortization 4,654 3,004 2,235 16,095 10,542 7,655 Remeasurement of preferred stock warrant liability — — 3,374 — (10,685) 18,881 Compensation expense related to certain stock sales by current and former employees — — — — — 21,283 Adjusted EBITDA $ 6,408 $ 11,120 $ 2,445 $ 39,590 $ 53,566 $ 60,578 As noted above, in fiscal year 2020, we also intend to report adjusted EBITDA excluding stock-based compensation expense. We define non-GAAP net income as net income excluding, when present, the remeasurement of preferred stock warrant liability and the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. The following table presents a reconciliation of net income, the most comparable GAAP financial measure, to non- GAAP net income for each of the periods presented: For the Three Months Ended For the Fiscal Year Ended (in thousands) August 3, 2019 July 28, 2018 August 3, 2019 July 28, 2018 Non-GAAP net income reconciliation: Net income $ 7,179 $ 18,284 $ 36,881 $ 44,900 Add (deduct): Remeasurement of preferred stock warrant liability — — — (10,685) Impact of Tax Act (1) — (521) — 4,209 Non-GAAP net income $ 7,179 $ 17,763 $ 36,881 $ 38,424 (1) The U.S. government enacted comprehensive tax legislation in December 2017. This resulted in a net charge of $4.7 million for the three months ended January 27, 2018 and a net benefit of $0.5 million for the three months ended July 28, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP net income only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings. 17

We define non-GAAP EPS attributable to common stockholders - diluted as EPS attributable to common stockholders - diluted excluding, when present, the per share impact of the remeasurement of preferred stock warrant liability and the remeasurement of our net deferred tax assets in relation to the adoption of the Tax Act. The following table presents a reconciliation of EPS attributable to common stockholders – diluted, the most comparable GAAP financial measure, to non-GAAP EPS attributable to common stockholders – diluted for each of the periods presented: For the Three Months Ended For the Fiscal Year Ended (in dollars) August 3, 2019 July 28, 2018 August 3, 2019 July 28, 2018 Non-GAAP earnings per share attributable to common stockholders – diluted reconciliation: Earnings per share attributable to common stockholders – diluted $ 0.07 $ 0.18 $ 0.36 $ 0.34 Per share impact of the remeasurement of preferred stock warrant liability(1) — — — — Per share impact of Tax Act(2) — (0.01) — 0.05 Non-GAAP earnings per share attributable to common stockholders – diluted $ 0.07 $ 0.17 $ 0.36 $ 0.39 (1) For the twelve months ended months ended July 28, 2018, the preferred stock warrant liability was dilutive and included in EPS attributable to common stockholders – diluted. Therefore, it is not an adjustment to arrive at non-GAAP EPS attributable to common stockholders – diluted. (2) The U.S. government enacted comprehensive tax legislation in December 2017. This resulted in a net charge of $4.7 million for the three months ended January 27, 2018 and a net benefit of $0.5 million for the three months ended July 28, 2018, due to the remeasurement of our net deferred tax assets for the reduction in tax rate from 35% to 21%. The adjustment to non-GAAP EPS attributable to common stockholders – diluted only includes this transitional impact. It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings. We define free cash flow as cash flows provided by operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented: For the Fiscal Year Ended (in thousands) August 3, 2019 July 28, 2018 Free cash flow reconciliation: Cash flows provided by operating activities $ 78,594 $ 72,178 Deduct: Purchases of property and equipment (30,825) (16,565) Free cash flow $ 47,769 $ 55,613 18

Forward-Looking Statements This shareholder letter and related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our guidance on financial results for the first quarter and full year of fiscal 2020; market trends, growth, and opportunity; profitability; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the launch of our offering in the United Kingdom and the launch of Shop New Colors and Shop Your Looks; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize; our plans to continue to roll out new features to extend our personalization platform and drive an even stronger personalized eCommerce model; our ability to continue to increase success rates; our plans related to client acquisition, including any impact on our costs and margins and our ability to continue to generate payback on our marketing investments and determine optimal marketing and advertising methods; and our ability to successfully acquire, engage, and retain clients. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the Securities and Exchange Commission (“SEC”). Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 27, 2019. These documents are available on the SEC Filings section of the Investor Relations section of our website at: http://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this shareholder letter to reflect events or circumstances after the date of this shareholder letter or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. 19